SUB-ITEM 77K

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Board of Trustees (the “Board”), with the approval and recommendation of the Audit Committee, selected BBD, LLP (“BBD”) to replace Deloitte & Touche, LLP (“D&T”), as the Wright Selected Blue Chip Equities Fund, Wright Major Blue Chip Equities Fund and Wright International Blue Chip Equities Fund’s (the “Funds”) independent registered public accounting firm for the Funds’ fiscal year ending December 31, 2010.  Throughout D&T’s tenure, including the Funds’ two most recent fiscal periods, the Funds had no disagreements with D&T on any matter or accounting principles or practices, financial statement disclosure or auditing scope or procedures, and there were no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchanges Act of 1934.  With respect to the Funds, D&T’s audit opinions, including the past two fiscal periods, they have not contained either an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  Further, there were no disagreements between the Funds and D&T on accounting principles, financial statement disclosure or audit scope, which, if they had not been resolved to the satisfaction of D&T would have caused D&T to make reference to the disagreement in D&T’s report.  During the last two fiscal years of the Funds, neither the Funds nor anyone on their behalf has consulted BBD on items concerning the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on the Funds’ financial statements, or concerning the subject of a disagreement of the kind described in Item 304(a)(1)(iv) of Regulation S-K or reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K.

The registrant has provided a copy of the disclosures  contained in this Exhibit 77K to D&T, prior to the date of filing of this Form N-SAR with the U.S. Securities and Exchange Commission, as required by Item 304(a)(3) of Form S-K.  In addition, the registrant  has requested  that D&T confirm in a letter  provided to registrant and  addressed  to the  Commission  that  it  agrees  with  the  representations contained in this Exhibit 77K.  D&T’s response addressed to the Commission is included as Exhibit 77(Q)(1)(F) in this Form N-SAR.